Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

My Size, Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	common stock, par value $0.001 per share	Rule 457(c)	2,572,832	(3)	$2.76	$7,101,016.32	$110.20 per $1,000,000	$783
Fees Previously Paid
Total Offering Amounts							$7,101,016.32		$783
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$783

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.001 per share (“common stock”), of My Size, Inc., that may be offered or become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act and based upon the average of the high and low sales prices of a share of common stock as reported on the Nasdaq Capital Market on January 25, 2023.

(3)	Consists of (i) an aggregate of 883,798 shares of common stock issuable upon the exercise of Series A and Series B warrants issued in a private placement concurrently with a registered direct offering in January 2023, or the RD Offering, (ii) 540,098 shares of common stock issuable upon the exercise of pre-funded warrants issued in a private placement to the same purchasers as in the RD Offering, or the PIPE Offering, (iii) an aggregate of 1,080,196 shares of common stock issuable upon the exercise of Series A and Series B warrants issued in connection with the PIPE Offering, and (iv) 68,740 shares of common stock issuable upon the exercise of placement agent warrants issued in connection with the RD Offering and PIPE Offering.